Exhibit 99.1

Alimera Sciences Reports Fourth Quarter and Full Year 2014 Financial Results

Full Year 2014 Net Revenue up 342% Through Sales of ILUVIEN® in Germany and the United Kingdom

Commenced U.S. Commercial Launch of ILUVIEN in the First Quarter of 2015

Alimera Will Host a Conference Call at 4:30 PM ET Today

ATLANTA, March 4, 2015 /PRNewswire/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the fourth quarter and year ended December 31, 2014.

“This past year was a pivotal year for Alimera Sciences, most notably having received U.S. FDA approval of ILUVIEN in September for the treatment of diabetic macular edema,” said Dan Myers, president and chief executive officer of Alimera Sciences. “With the FDA approval process behind us, we have put a strong commercial infrastructure in place to position us to capture market share of the estimated 575,000 clinically significant DME patients in the U.S. in 2015. We have trained and motivated our team of sales managers and representatives, medical liaisons and field and payer reimbursement specialists to educate physicians and patients on the benefits of ILUVIEN. As of December 31, 2014, our U.S. commercial organization included a team of 21, with an additional 32 joining us in the first quarter of 2015.”

“In the fourth quarter of 2014, we experienced a decrease in sales in Europe in comparison to the prior quarter. The lower revenue was driven by holiday seasonality that reduced patient office visits, increasing reimbursement challenges in Germany, and the weakening of both the Euro and the British Pound against the U.S. Dollar,” continued Mr. Myers. “We did, however, strengthen our balance sheet with a $50 million financing from Deerfield Management. With this added capital, we believe we are well positioned to execute our ILUVIEN commercial launches in the U.S. and in Portugal in the first quarter of 2015 while continuing our marketing and commercialization efforts in the United Kingdom and Germany.”

Fourth Quarter and Full Year 2014 Financial Results
Net revenue increased by approximately $760,000, or 81%, to $1.7 million for the fourth quarter of 2014, compared to net revenue of $940,000 in the fourth quarter of 2013. For the year ended December 31, 2014, total net revenue increased by approximately $6.5 million, or 342%, to approximately $8.4 million, compared to net revenue of approximately $1.9 million for the year ended December 31, 2013. Alimera initiated the commercial launch of ILUVIEN in Germany and the United Kingdom in the second quarter of 2013 and began recognizing revenue at that time.
GAAP cost of goods sold decreased by approximately $1.7 million, or 94%, to $130,000 for the fourth quarter of 2014, compared to $1.8 million in the fourth quarter of 2013. GAAP cost of goods sold decreased year-over-year by approximately $500,000, or 26%, to approximately $1.4 million for the year ended December 31, 2014 from approximately $1.9 million for the year ended December 31, 2013. GAAP cost of goods sold were impacted by inventory write offs and reserves in the fourth quarter of 2013 and the year ended December 31, 2014. Non-GAAP adjusted cost of goods sold increased by approximately $70,000, or 175%, to $110,000 for the fourth quarter of 2014, compared to $40,000 in the fourth quarter of 2013. Non-GAAP adjusted cost of goods sold increased year-over-year by approximately $500,000, or 455%, to approximately $610,000 for the year ended December 31, 2014 from approximately $110,000 for the year ended December 31, 2013.

Research and development expenses for the fourth quarter of 2014 increased by approximately $600,000, or 25%, to $3.0 million compared to $2.4 million in the fourth quarter of 2013. For the year ended December 31, 2014, research and development expenses increased by approximately $3.0 million, or 36%, to approximately $11.4 million compared to approximately $8.4 million for the year ended December 31, 2013.

General and administrative expenses for the fourth quarter of 2014 increased by approximately $1.3 million, or 54%, to $3.7 million compared to $2.4 million in the fourth quarter of 2013. For the year ended December 31, 2014, general and administrative expenses increased by approximately $2.9 million, or 31%, to $12.4 million, compared to approximately $9.5 million for the year ended December 31, 2013.

Sales and marketing expenses for the fourth quarter of 2014 increased by approximately $1.9 million, or 56%, to $5.3 million compared to $3.4 million in the fourth quarter of 2013. For the year ended December 31, 2014, sales and marketing expenses decreased by approximately $900,000, or 6%, to $15.5 million, compared to approximately $16.4 million for the year ended December 31, 2013.

GAAP net loss attributable to common stockholders for the fourth quarter of 2014 was $10.0 million, or $0.23 per share, compared with a GAAP net loss attributable to common stockholders of $14.8 million, or $0.47 per share, for the fourth quarter of 2013. GAAP net loss attributable to common stockholders for the year ended December 31, 2014 was $36.7 million, compared with GAAP net loss attributable to common stockholders of $51.2 million for the year ended December 31, 2013.

GAAP net loss attributable to common stockholders for the years ended December 31, 2014 and 2013 was affected by certain non-cash items, including changes in the fair value of a derivative warrant liability, unrealized foreign currency gains and losses, inventory write-offs and reserves for potential inventory expiration, losses on the early extinguishment of debt, and the accretion of a preferred stock beneficial conversion feature.

Excluding the non-cash items and certain items that are expected to be non-recurring in nature, non-GAAP adjusted net loss attributable to common stockholders was approximately $12.2 million for the quarter ended December 31, 2014, compared to a non-GAAP adjusted net loss attributable to common stockholders of approximately $7.5 million for the quarter ended December 31, 2013. Non-GAAP adjusted net loss per share for the quarters ended December 31, 2014 and 2013 was $0.28 per share and $0.24 per share, respectively. Excluding the non-cash items and certain items that are expected to be non-recurring in nature, non-GAAP adjusted net loss attributable to common stockholders was approximately $34.4 million for the year ended December 31, 2014, compared to a non-GAAP adjusted net loss attributable to common stockholders of approximately $33.2 million for the year ended December 31, 2013. Non-GAAP adjusted basic and diluted loss per share for the year ended December 31, 2014 and 2013 was $0.85 per share and $1.05 per share, respectively.

GAAP net loss per share and non-GAAP adjusted net loss per share for the quarter ended December 31, 2014 was based on 44,296,485 weighted average shares outstanding. GAAP net loss per share and non-GAAP adjusted net loss per share for the quarter ended December 31, 2013 was based on 31,605,708 weighted average shares outstanding. GAAP net loss per share for the year ended December 31, 2014 was based on 40,397,224 weighted average shares outstanding. GAAP net loss per share for the year ended December 31, 2013 was based on 31,579,553 weighted average shares outstanding.

Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP gross margin to non-GAAP adjusted gross margin, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per share to non-GAAP adjusted net loss attributable to common stockholders per share is included below under the heading "Non-GAAP Financial Measures."

As of December 31, 2014, Alimera had cash and cash equivalents of approximately $76.7 million, compared to approximately $12.6 million as of December 31, 2013.

In December 2014, Alimera sold an aggregate of 8,291.873 shares of Series B Preferred Stock to Deerfield Management and certain of its affiliates (Deerfield) for $6,030.00 per share. Alimera also issued an additional 124.378 shares of Series B Preferred Stock to Deerfield as a subscription premium. The sale of the shares resulted in gross proceeds to Alimera of $50.0 million prior to the payment of approximately $430,000 in related expenses.

Conference Call to be Held Today
Alimera will hold a conference call today at 4:30 p.m. ET to discuss these results and provide commercial and other business updates. Dan Myers, President and Chief Executive Officer, and Rick Eiswirth, Chief Operating Officer and Chief Financial Officer, will host the conference call.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at http://www.alimerasciences.com.

A replay of the conference call will be available beginning March 4, 2015 at 7:30 p.m. ET and ending on March 11, 2015 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 90728414. A replay of the webcast will also be available on the corporate website.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited, which has offices in Aldershot, United Kingdom, Berlin, Germany and Lisbon, Portugal.

Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted cost of goods sold, non-GAAP adjusted gross margin, non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.

Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the availability of ILUVIEN in the U.S. and the EU, Alimera’s expectations regarding the hiring and training of its salesforce in the U.S., and assumptions regarding the prevalence of DME in the U.S. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the U.S. and the EU, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov.

Additional factors may also be set forth in those sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the SEC in the first quarter of 2015. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
The Ruth Group
David Burke
646-536-7009
dburke@theruthgroup.com

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)

NET REVENUE	$1,741	$935	$8,423	$1,872
COST OF GOOD SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(130)	(1,795)	(1,442)	(1,863)
GROSS MARGIN	1,611	(860)	6,981	9

RESEARCH AND DEVELOPMENT EXPENSES	2,987	2,446	11,363	8,429
GENERAL AND ADMINISTRATIVE EXPENSES	3,728	2,360	12,371	9,475
SALES AND MARKETING EXPENSES	5,308	3,386	15,535	16,371
DEPRECIATION AND AMORTIZATION	508	37	659	138
TOTAL OPERATING EXPENSES	12,531	8,229	39,928	34,413

INTEREST EXPENSE, NET AND OTHER	(1,228)	(136)	(2,090)	(533)
UNREALIZED FOREIGN CURRECNY (LOSS) GAIN, NET	(85)	308	(542)	825
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	3,035	(5,857)	283	(11,964)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	-	-	(440)	(153)
NET LOSS BEFORE TAXES	(9,198)	(14,774)	(35,736)	(46,229)
PROVISION FOR TAXES	(60)	-	(174)	-
NET LOSS	$(9,258)	$(14,774)	$(35,910)	$(46,229)
ACCRETION OF PREFERRED STOCK BENEFICIAL CONVERSION FEATURE	(750)	-	(750)	(4,950)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,008)	$(14,774)	$(36,660)	$(51,179)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS - Basic and diluted	$(0.230)	$(0.470)	$(0.910)	$(1.620)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	44,296,485	31,605,708	40,397,224	31,579,553

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES (in thousands, except share and per share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

GAAP COST OF GOODS SOLD	$(130)	$(1,795)	$(1,442)	$(1,863)
Adjustments to costs of goods sold:
Inventory write-off	-	1,342	-	1,342
Reserve for potential product expiration	19	411	832	411
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(111)	$(42)	$(610)	$(110)

GAAP GROSS MARGIN	$1,611	$(860)	$6,981	$9
Adjustments to gross margin:
Inventory write-off	-	1,342	-	1,342
Reserve for potential product expiration	19	411	832	411
NON-GAAP ADJUSTED GROSS MARGIN	$1,630	$893	$7,813	$1,762

GAAP NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,008)	$(14,774)	$(36,660)	$(51,179)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	85	(308)	542	(825)
Change in fair value of derivative warrant liability	(3,035)	5,857	(283)	11,964
Loss on early extinguishment of debt	-	-	440	153
Accretion of preferred stock beneficial conversion feature	750	-	750	4,950
Inventory write-off	-	1,342	-	1,342
Reserve for potential product expiration	19	411	832	411
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,189)	$(7,472)	$(34,379)	$(33,184)

GAAP NET LOSS PER SHARE — Basic and diluted	$(0.230)	$(0.470)	$(0.910)	$(1.620)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	0.00	(0.010)	0.01	(0.030)
Change in fair value of derivative warrant liability	(0.070)	0.19	(0.010)	0.38
Loss on early extinguishment of debt	-	-	0.01	0.00
Accretion of preferred stock beneficial conversion feature	0.02	-	0.02	0.16
Inventory write-off	-	0.04	-	0.04
Reserve for potential product expiration	0.00	0.01	0.02	0.01
NON-GAAP ADJUSTED NET LOSS PER SHARE — Basic and diluted	$(0.280)	$(0.240)	$(0.850)	$(1.050)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	44,296,485	31,605,708	40,397,224	31,579,553

CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$76,697	$12,628
Accounts receivable, net	850	500
Prepaid expenses and other current assets	3,234	3,474
Inventory, net	1,734	1,786
Deferred financing costs	754	250
Total current assets	83,269	18,638
PROPERTY AND EQUIPMENT, net	1,653	982
INTANGIBLE ASSET, net	24,490	-
TOTAL ASSETS	$109,412	$19,620
CURRENT LIABILITIES:
Accounts payable	$5,021	$1,735
Accrued expenses	954	934
Accrued milestone payments	2,000	-
Outsourced services payable	1,466	603
Note payable	1,023	1,667
Capital lease obligations	11	10
Total current liabilities	10,475	4,949
NON-CURRENT LIABILITIES:
Derivative warrant liability	16,098	16,381
Note payable, net of discount — less current portion	33,065	3,194
Other non-current liabilities	255	21
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock
Series A convertible preferred stock	19,227	32,045
Series B convertible preferred stock	49,568	-
Common stock	443	316
Additional paid-in capital	292,851	240,135
Common stock warrants	1,497	412
Accumulated deficit	(313,255)	(277,345)
Accumulated other comprehensive loss	(812)	(488)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	49,519	(4,925)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$109,412	$19,620